                                                                     Exhibit 4.9


                              RESTRUCTURE AGREEMENT

                  This RESTRUCTURE AGREEMENT (this "AGREEMENT") is dated as of January 26, 2001 and entered into by and among NTN COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and STARK INTERNATIONAL ("STARK"), SHEPHERD INVESTMENTS INTERNATIONAL, LTD. ("SHEPHERD"; collectively with Stark, the "NOTEHOLDERS"), BAYSTAR CAPITAL, L.P. ("BAYSTAR CAPITAL"), and BAYSTAR INTERNATIONAL LTD. ("BAYSTAR INTERNATIONAL"; collectively, with BayStar Capital, the "INVESTORS").

                             PRELIMINARY STATEMENTS

                  A. The Company and the Noteholders are parties to an Exchange Agreement, dated as of October 5, 1998 (the "EXCHANGE AGREEMENT"), pursuant to which, among other things, the Noteholders acquired 7% convertible senior subordinated promissory notes due 2001 of the Company (the "EXISTING NOTES") by exchanging shares of the Company's Series B Preferred Stock. In connection with the Exchange Agreement, the Company and the Noteholders also entered into a Registration Rights Agreement, dated as of October 5, 1998 (the "1998 REGISTRATION RIGHTS AGREEMENT").

                  B. Concurrently herewith, the Noteholders shall surrender their Existing Notes to the Company and the Company shall issue amended and restated notes (the "AMENDED NOTES") to the Noteholders, which shall contain substantially the same terms and provisions as the Notes, except that the Amended Notes (i) shall be subject to conversion by the Company into shares of common stock, par value $.005, of the Company (the "COMMON STOCK") at maturity, (ii) may be converted by the Company in the event that the average price of the Common Stock exceeds $2.50 per share for twenty (20) consecutive trading days and (iii) shall accrue interest at the rate of 4% per annum.

                  C. The Company and the Investors are parties to a Securities Purchase Agreement, dated as of November 14, 2000 (the "PURCHASE AGREEMENT"), pursuant to which the Investors acquired 1,218,584 shares of Common Stock, warrants to purchase 609,291 shares of Common Stock (the "WARRANTS"), and warrants to purchase an additional 609,291 shares (the "ADDITIONAL WARRANTS"). In connection with the Purchase Agreement, the Company and the Investors also entered into a Registration Rights Agreement, dated as of November 14, 2000 (the "2000 REGISTRATION RIGHTS AGREEMENT").

                  D. Concurrently herewith, the Purchase Agreement shall be amended by the Company and the Investors to delete the provisions with respect to the issuance of "Additional Shares" (as defined in the Purchase Agreement). The Warrants shall be amended and restated to provide for a fixed exercise price of $1.64125 per share (the "AMENDED WARRANTS") and to delete the provisions providing for a reset of the exercise price and the Additional Warrants shall be surrendered to the Company by the Investors and cancelled.

                  E. Concurrently herewith, the Investors shall receive 350,043 additional shares of Common Stock, without payment of any additional consideration, which shall have the effect of reducing the purchase price of the shares purchased under the Purchase Agreement from $1.64125 per share to $1.275 per share.

                  F. Due to the review by the Securities and Exchange Commission (the "SEC") of the Company's registration statement on Form S-3 covering the Investors' shares acquired under the Purchase Agreement, the Company and the Investors shall amend the Registration Rights Agreement to increase the period to 120 days from 90 days for the Company to have the such registration statement declared effective by the SEC.

                  G. Concurrently herewith, the Company and Stanley B. Kinsey shall amend his existing employment agreement to provide for a one-year extension.

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        AGREEMENTS.

                  (a) Amended and Restated Notes. On the date hereof, each Noteholder shall surrender its Existing Note to the Company in exchange for an Amended Note with a principal amount equal to such Existing Note. Each Amended Note shall be substantially in the form of Exhibit A hereto, with appropriate insertions. Each Amended Note shall be deemed to be an Existing Note for purposes of the Exchange Agreement and the 1998 Registration Rights Agreement.

                  (b) Amendment of Purchase Agreement. On the date hereof, the Company and the Investors shall execute and deliver to each other an amendment to the Purchase Agreement in the form of Exhibit B.

                  (c) Amendment and Restatement of Warrants. On the date hereof, the Investors shall return the Warrants to the Company in exchange for the amended and restated common stock purchase warrants substantially in the form of Exhibit C hereto.

                  (d) Termination of Additional Warrants. On the date hereof, the Investors shall surrender the Additional Warrants to the Company and such Additional Warrants shall be cancelled by the Company.

                  (e) Issuance of Additional Shares. On the date hereof, the Investors shall be entitled to an aggregate 350,043 shares of Common Stock (as further specified in the Schedule attached hereto). Upon completion of the proceedings contemplated by this Section, the Company shall direct and cause its transfer agent to issue and deliver a stock certificate to each Investor representing such number of Common Shares which such Investor is then acquiring, duly executed on behalf of the Company and registered in the name of such Investor or its designee.

                  (f) Amendment of 2000 Registration Rights Agreement. Section 2(a) and Section 3(a) of the 2000 Registration Rights Agreement are hereby amended by deleting the reference to "ninety (90) days" contained therein with respect to the scheduled effectiveness date of the registration statement on Form S-3 and substituting "one-hundred twenty
(120) days" therefore.

                  (g) Extension of Employment Agreement with Stanley B. Kinsey. On the date hereof, the Company shall enter into a one-year extension of the existing employment agreement (the "KINSEY AMENDMENT") with Stanley B. Kinsey, president and chief executive officer of the Company, on terms and conditions mutually acceptable to the Company, Mr. Kinsey, and the Noteholders and the Investors.

SECTION 2.        REPRESENTATIONS AND WARRANTIES

                  (a) Mutual Representations and Warranties. Each party hereto represents and warrants to the other parties that the following statements are true, correct and complete:

                           (i) Power and Authority. Each party has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

                           (ii) Authorization of Agreement. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of each party. The performance of this Agreement has been duly authorized by all necessary corporate action on the part of each party.

                           (iii) No Conflict. The execution and delivery by each party of this Agreement, and the performance by each party of this Agreement do not and will not (1) violate any provision of any law or any governmental rule or regulation applicable to such party, the Certificate of Incorporation or Bylaws or other organizational documents of such party, or any order, judgment or decree of any court or other agency of government binding on such party, (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such party, (3) result in or require the creation or imposition of any lien upon any of the properties or assets of such party or (4) require any approval of stockholders or limited partners or any approval or consent of any person under any contractual obligation of such party.

                           (iv) Governmental Consents. The execution and delivery by each party of this Agreement, and the performance by each party of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or action by, any federal, state or other governmental authority or regulatory body, other than the filing of a Form D with the SEC, any blue sky filings with state securities regulators and any filings required under registration rights agreements entered by the Company.

                           (v) Binding Obligation. This Agreement has been duly executed and delivered by each party and is the legally valid and binding obligation of each party, enforceable against each party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (b) Representation and Warranties by the Company. The Company represents and warrants to the other parties that the following statements are true, correct and complete:

                           (i) Issuance of Shares. The shares of Common Stock to be received by the Investors under this Agreement are (1) duly authorized and validly issued, fully paid and non-assessable, (2) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and (3) entitled to the rights set forth in the Certificate of Incorporation.

                           (ii) Board Approval of the Kinsey Amendment. The execution and delivery of the Kinsey Amendment have been duly authorized by the Board of Directors of the Company and the performance of the Kinsey Amendment has been duly authorized by all necessary corporate action by the Company.

                  (c) Representations and Warranties by Investors and Noteholders. Each Investor and each Noteholder makes the representations and warranties set forth on Exhibit D hereto.

SECTION 3.  MISCELLANEOUS

                  (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between or among the Noteholders, the Investors and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, any Noteholder or any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party to be charged with enforcement.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile;
(iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are set forth on the signature page hereto. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Several Representations and Warranties. Each Noteholder and Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (l) Equitable Relief. Each party recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other party. Each party therefore agrees that the other parties shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  (m) Consent to Jurisdiction. The parties hereto expressly submit themselves to the exclusive jurisdiction of the state and federal courts of Delaware in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                    COMPANY:

                                    NTN COMMUNICATIONS, INC.


                                    By: ________________________________
                                        Name:
                                        Title:

                                            5966 La Place Court
                                            Carlsbad, CA 92008
                                            Fax:  (760) 930-1187

                                    NOTEHOLDERS:

                                    STARK INTERNATIONAL


                                    By: ________________________________
                                        Name:
                                        Title:

                                            1500 West Market Street, Suite 200
                                            Mequon, WI 53092
                                            Fax:  (414) 241-1888

                                    SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


                                    By: ________________________________
                                        Name:
                                        Title:

                                            1500 West Market Street, Suite 200
                                            Mequon, WI 53092
                                            Fax:  (414) 241-1888

                                                     INVESTORS:


                                    BAYSTAR CAPITAL, L.P.,
                                    a Delaware limited partnership

                                    BY:  BayStar Capital Management LLC,
                                         Its General Partner

                                         By: ________________________________
                                             Name:
                                             Title:

                                         1500 West Market Street, Suite 200
                                         Mequon, WI 53092
                                         Fax:  (414) 241-1888

                                    BAYSTAR INTERNATIONAL LTD.,
                                    a British Virgin Islands corporation

                                    BY:  BayStar International Management LLC,
                                         Its Investment Manager

                                         By: ________________________________
                                         Name:
                                         Title:

                                         1500 West Market Street, Suite 200
                                         Mequon, WI 53092
                                         Fax:  (414) 241-1888


                         Schedule of Shares to be Issued


Investors:
---------

BayStar Capital, L.P...................................................          280,034

BayStar International Ltd..............................................           70,009

                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


[ISSUE DATE]                                                    $[DOLLAR AMOUNT]

                            NTN COMMUNICATIONS, INC.

                4% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2003



                  FOR VALUE RECEIVED, NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to [NAME OF HOLDER] (the "Holder") the principal sum of [insert amount in writing] Dollars ($[insert amount in numbers]) on February 1, 2003 (the "Maturity Date") and to pay interest on the principal amount outstanding from time to time under this note (the "Outstanding Principal Amount"), at the rate of 4% per annum, payable quarterly in arrears on the last day of each calendar quarter during the term hereof and on the final day when such principal amount becomes due (each such date, an "Interest Payment Date").

                  This note is one of two amended and restated convertible senior subordinated promissory notes (the "Note" and collectively, the "Notes") of the Company referred to in Section 1(a) of the Restructure Agreement, dated as of January __, 2001 by and among the Company, Stark International ("Stark"), Shepherd Investments International, Ltd. ("Shepherd"), BayStar Capital, L.P., and BayStar International Ltd. (the "Exchange Agreement") and was issued by the Company to the Holder to amend and restate the Holder's outstanding 7% convertible senior subordinated notes due 2001 (the "Original Notes"). The Original Notes were issued pursuant to the Exchange Agreement, dated as of October 5, 1998, by and among the Company, Stark and Shepard in exchange for outstanding shares of the Company's Series B Convertible Preferred Stock.

                  1. Definitions. For purposes hereof the following definitions shall apply:

                  "Acceleration Price" shall have the meaning set forth in
Section 5(b).

                  "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon conversion of the Notes, (ii) shares of Common Stock issued upon exercise of the Warrants (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares issued upon exercise of options and warrants outstanding as of October 5, 1998.

                  "Adjusting Closing Bid Prices" shall have the meaning set forth in Section 3(c).

                  "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of October 5, 1998 pursuant to any currently existing Approved Stock Plan.

                  "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five trading days immediately preceding the applicable date.

                  "Blockage Notice" shall have the meaning set forth in Section 18(b).

                  "Business Day" shall have the meaning set forth in Section
2(c).

                  "Buy in Actual Damages" shall have the meaning set forth in
Section 3(d)(v).

                  "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price on the American Stock Exchange ("AMEX") as reported by Bloomberg, L.P. ("Bloomberg"), or, if the AMEX is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  "Common Stock" shall mean the common stock of the Company, $.005 par value per share.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Conversion Date" shall have the meaning set forth in Section 3(d).

                  "Conversion Notice" shall have the meaning set forth in
Section 3(d).

                  "Conversion Price" shall mean $1.275 per share, subject to certain adjustments as described in Section 3(c).

                  "Conversion Shares" shall have the meaning set forth in
Section 5(d)(i)

                  "Convertible Securities" shall have the meaning set forth in
Section 3(c)(iv).

                  "Default" shall have the meaning set forth in Section 20.

                  "Default Rate" shall have the meaning set forth in Section 2(a)(i).

                  "Document" or "Documents" shall have the meaning set forth in
Section 7(a).

                  "Exchange Agreement" shall have the meaning set forth in the Preamble.

                  "Forced Prepayment Date" shall have the meaning set forth in
Section 4(a).

                  "Forced Prepayment Notice" shall have the meaning set forth in
Section 4(a).

                  "Holder" shall have the meaning set forth in the Preamble.

                  "Holders" shall mean the holders of all Notes.

                  "Inability to Fully Convert Notice" shall have the meaning set forth in Section 6(b).

                  "Indebtedness" shall have the meaning set forth in Section 20(a).

                  "Interest Payment Date" shall have the meaning set forth in the Preamble.

                  "Interest Payment Notice" shall have the meaning set forth in
Section 2(a)(ii).

                  "Major Transaction Acceleration Price" shall have the meaning set forth in Section 5(a).

                  "Major Transaction" shall have the meaning set forth in
Section 5(c).

                  "Mandatory Payment" shall have the meaning set forth in
Section 6(a)(i).

                  "Mandatory Payment Price" shall have the meaning set forth in
Section 6(a)(i).

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or in case no such sale takes place on such date, or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotations system, or (iii) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Board of Directors of the Company and the Holder, provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  "Maturity Date" shall have the meaning set forth in the Preamble.

                  "New Option Issuance Price" shall have the meaning set forth in Section 3(c)(iv).

                  "Note" or "Notes" shall have the meaning set forth in the Preamble.

                  "Note Register" shall have the meaning set forth in Section 17(b).

                  "Notice of Acceleration at Option of Holder Upon Triggering Event" shall have the meaning set forth in Section 5(e).

                  "Notice of Major Transaction" shall have the meaning set forth in Section 5(e).

                  "Notice in Response to Inability to Convert" shall have the meaning set forth in Section 6(b).

                  "Notice of Triggering Event" shall have the meaning set forth in Section 5(e)

                  "Optional Prepayment Date" shall mean any date subsequent to a 20 consecutive trading day period during which the Market Price for the Common Stock on each day in such period equals or exceeds $1.75 (subject to adjustment for the events set forth in Section 3(c)(i), (ii) and (iii) hereof).

                  "Options" shall have the meaning set forth in Section
3(c)(iv).

                  "Organic Change" shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                  "Other Taxes" shall have the meaning set forth in Section 21.

                  "Outstanding Principal Amount" shall have the meaning set forth in the Preamble.

                  "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Proceeding" shall mean, with respect to the Company or any of its Subsidiaries, (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its properties as such, (ii) any proceeding for any liquidation, dissolution or other winding up of such Person, voluntary or involuntary, or (iii) any assignment for the benefit of creditors or marshaling of the assets of such Person.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of October 5, 1998, by and among the Company, Stark and Shepherd.

                  "Securities Act" means the Securities Act of 1933, as amended from time to, and the rules and regulations thereunder, or any successor statute.

                  "Senior Debt" shall mean all senior indebtedness of the Company for borrowed money now or hereafter existing in favor of (a) a bank, insurance company or other financial institution or (b) a lender for the purpose of financing the purchase or lease of capital equipment, under a Senior Loan Document, for principal and interest (including interest accruing subsequent to the commencement of any Proceeding) unless the Senior Loan Document expressly provides that it is not senior or superior in right of payment to this Note, excluding, however, in each case the principal of and interest on this Note, provided that such senior indebtedness shall not exceed $10 million at any time outstanding. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any indebtedness of the Company to any of its Subsidiaries or its affiliates, or
(ii) any indebtedness that is expressly subordinated to any other indebtedness of the Company.

                  "Senior Debt Default" shall have the meaning set forth in
Section 18(b).

                  "Senior Loan Document" shall mean a credit agreement, loan agreement, indenture or other agreement, document or instrument evidencing or governing any Senior Debt.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount required to pay the probable liability on such Person's existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Subordinated Debt" shall mean all indebtedness of the Company now or hereafter evidenced by the Notes and all interest thereon.

                  "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Suspension Days" shall have the meaning set forth in Section 5(d)(i).

                  "Suspension Period" shall have the meaning set forth in
Section 5(d)(i).

                  "Taxes" shall have the meaning set forth in Section 21.

                  "Transfer Agent" shall have the meaning set forth in Section 3(d)(i).

                  "Triggering Event" shall have the meaning set forth in Section 5(d).

                  "Triggering Event Acceleration Price" shall have the meaning set forth in Section 5(b).

                  "Warrants" shall mean the Common Stock Purchase Warrants to purchase 1,000,000 shares of the Company's Common Stock, issued to the Holders by the Company pursuant to the terms of the Exchange Agreement.

                  "Warrants Shares" shall have the meaning set forth in Section 5(d)(i).

                  2. General Provisions. (a) (i) Any amount of principal hereof that is not paid when due (whether upon demand, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at an interest rate per annum equal at all times to 15% per annum (the "Default Rate"). All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

                  (ii) All regularly scheduled interests payments made hereunder may be made either (I) in cash or (II) at the option of the Company, in full or in part by issuing shares of Common Stock with each such share issued at a value determined by multiplying the average of the Closing Bid Prices of the Common Stock for the ten trading days immediately preceding the applicable Interest Payment Date by 0.90; provided, however, that the Company may elect to make such interest payments in shares of Common Stock if and only if such shares are duly reserved for issuance, duly authorized, fully paid and non-assessable, and fully registered for resale pursuant to the Securities Act and in accordance with the terms of the Registration Rights Agreement; provided further that the Company may elect to make such interest payments in shares of Common Stock if and only if the Company has delivered an irrevocable written notice (the "Interest Payment Notice") to the Holder no less than 45 days prior to the applicable Interest Payment Date stating that the next interest payment shall be made in shares of Common Stock, and with a copy of such Interest Payment Notice to the Transfer Agent authorizing the Transfer Agent to deliver such Common Stock, without any restrictive legends, on the Interest Payment Date. If the Company fails to deliver a Interest Payment Notice at least 45 days prior to any Interest Payment Date, then interest payments on such interest Payment Date shall be made solely in cash.

                           (b) All payments made to the Holder in accordance
with the terms hereof on account of principal hereof shall be noted by the Holder on Schedule I attached hereto and hereby made a part hereof and shall be binding absent manifest error; provided, however, that any error or omission by the Holder in this regard shall not affect the obligation of the Company to pay the full amount of the principal and interest due hereunder.

                           (c) If any amount payable hereunder shall be due on a
Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

                           (d) Both principal and interest are payable in lawful
money of the United States and in immediately available funds at the offices of Holder, c/o Staro Asset Management, 1500 West Market Street, Mequon, Wisconsin 53092, or at such other place as the Holder shall designate in writing to the Company.

                           (e) This Note may be transferred in whole or in part
only by registration of such transfer on the Note Register maintained for such purpose by the Company as provided in Section 17(b) hereof.

                  3.       Holder's Conversion of Note.

                           (a) Conversion Right. The Holder shall have the
right, at its option, to convert the Note, in whole or in part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock at any time and from time to time (including, without limitation, during the continuance of a Senior Debt Default) that this Note is outstanding. If this
Note is converted in part, the remaining portion of this Note not so converted shall remain entitled to the conversion and other rights provided herein.

                           (b) Conversion Rate. The number of shares of Common
Stock issuable upon conversion of the Note pursuant to Section 3(a) shall be determined in accordance with the following formula:

                                        P
                              ---------------------
                                Conversion Price

                           P = Outstanding Principal Amount submitted for
conversion plus accrued but unpaid interest thereon.

                           (c) Anti-Dilution. In order to prevent dilution of
the rights granted under this Note, the Conversion Price and the Closing Bid Prices for any days during any measuring period prior to any of the events set forth below (the "Adjusting Closing Bid Prices") will be subject to adjustment from time to time as provided in this Section 3(c):

                           (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if the Note had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                           (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Conversion Price and the Adjusting Closing Bid Prices in effect immediately prior thereto shall be adjusted so that the Holder shall receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the happening of any and each of the events described above if such Note had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

                           (iii) Organic Changes. In case the Company shall effect an Organic Change, then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and, if such record date shall precede the Maturity Date, the Holder shall have the right thereafter to receive, upon conversion of the Note, the number of shares of stock or other securities, property or assets of the Company, or of its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares the Holder would have received had such Holder converted the Note prior to such event at the Conversion Price immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to such Holders' rights and interests to insure that the provisions of this
         Section 3(c)(iii) will thereafter be applicable to the Note (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

                           (iv) Adjustment upon Issuance of Options. If the Company in any manner grants any rights or options to subscribe for or to purchase one or more classes of its Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Notes) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (the "New Option Issuance Price") is less than the Average Market Price immediately prior to such time, then, from and after the time of such issue or sale, the Conversion Price shall be reduced, if necessary, so that it shall not exceed the New Option Issuance Price. For purposes of this Section 3(c)(iv), the New Option Issuance Price shall mean the amount determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (v) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for any class of Common Stock change at any time, the Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Conversion Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                           (vi) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(c)(ii), (iv) or (v)), without consideration or for a consideration per share less than the Average Market Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, to a price determined by multiplying such Conversion Price by a fraction

                                (A) the numerator of which shall be the sum of
               (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

                                (B) the denominator of which shall be the number
               of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3(c)(vi), immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3(c)(ii) (iv) or (v), such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

                           (vii) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 3(c) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of this Section 3(c), then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented by this Note.

                           (viii) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of this Note from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Conversion Price or the Adjusting Closing Bid Prices if the total number of shares of Common Stock issuable after the action upon the conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Borrower's certificate of incorporation and available for the purpose of issue upon such exercise, (iii) shall not permit the par value of any shares of stock receivable upon the conversion of this Note to exceed the amount payable therefor upon such exercise, and (iv) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                           (ix)     Notices.

                                (A) Immediately upon any adjustment pursuant
               hereto of the Conversion Price or the Adjusting Closing Bid Prices, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                (B) The Company will give written notice to the
               Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to the Holder prior to such information being made known to the public.

                                (C) The Company will also give written notice to
               the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                           (x) Further Adjustments. Successive adjustments in the Conversion Price and Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 3(c) shall be made to the nearest cent. No adjustment in the Conversion Price or the Adjusting Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (d) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice as provided for in Section 6 below:

                           (i) Holder's Delivery Requirements. To convert the
         Note into full shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice"), to the Company or its designated transfer agent (the "Transfer Agent") to the effect that the Holder elects to convert a specified principal amount of the Outstanding Principal Amount of this Note (plus accrued interest), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the originally executed Conversion Notice.

                           (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder. Upon receipt by the Company or the Transfer Agent of the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next Business Day following the date of receipt (or the second Business Day following the date of receipt if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company.

                           (iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Conversion Price within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed determination of the Conversion Price to an independent, reputable accounting firm of national standing acceptable to the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error.

                           (iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date.

                           (v) Company's Failure to Timely Convert. If the Company shall fail (other than as a result of the situations described in Section 6(a) with respect to which the Holder has elected, and the Company has satisfied its obligations under, one of the options set forth in subparagraphs (i) through (iv) of Section 6(a)) to issue to the Holder on a timely basis as described in this Section 3(d), a certificate(s) for the aggregate number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the Note as reflected in the applicable Conversion Notice, the Company shall pay damages to the Holder equal to the greater of (A) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (B) after the effective date of the Registration Statement (as defined in the Exchange Agreement) if the Company fails to deliver such certificates within five days after the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d), on each date such conversion is not timely effected in an amount equal to 1% of the product of (I) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (II) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d).

                  (e) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon any conversion shall be rounded up or down to the nearest whole share.

                  (f) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon any conversion.

                  4. Acceleration or Conversion at the Option of the Company.

                  (a) Forced Prepayment. If all or any portion of the Note remains outstanding on a Optional Prepayment Date, then upon irrevocable written notice (the "Forced Prepayment Notice") from the Company to the Holder delivered no later than ten (10) days after any such Optional Prepayment Date and specifying a date for mandatory prepayment which is forty-five (45) days after the Holder's receipt of the Forced Prepayment Notice (the "Forced Prepayment Date") the Note shall be prepaid as of the Forced Prepayment Date in immediately available funds in an amount equal to 105% of the Outstanding Principal Amount being prepaid, plus accrued and unpaid interest to the date of such prepayment, and the Holder shall thereupon on or prior to the Forced Prepayment Date surrender the Note, duly endorsed for cancellation, to the Company or the Transfer Agent. No Person shall thereafter have any rights in respect of the Note, except the right to receive the payment set forth in this Section 4(a). The provisions of this Section 4(a) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time prior to the Forced Prepayment Date.

                  (b) Conversion on Maturity Date. The Company may, at its option, convert the principal amount of this Note at the Conversion Price, in whole or in part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock on the Maturity Date, provided, that (i) the Company delivers written notice to the Holder at least twenty (20) days prior to the Maturity Date and (ii) a registration statement covering the resale of the Conversion Shares has been declared effective by the Securities and Exchange Commission and is in effect on the date of conversion.

                  (c) Forced Conversion. The Company shall have the right to require the Holder to convert this Note at the Conversion Price, in whole or part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock subsequent to a 20 consecutive trading day period during which the Market Price for the Common Stock on each day in such period equals or exceeds $2.50 (subject to adjustment for the events set forth in Section 3(c)(i), (ii) and (iii) hereof), provided that the Company may only exercise its right to require conversion if it provides written notice to the Holder within the ten
(10) trading day period following such 20 consecutive trading day period. Such written notice shall specify a Conversion Date not earlier than twenty (20) days after the date such written notice is delivered.

                  (d) Written Notice. For conversions pursuant to Section 4(b) or 4(c), the Company shall deliver written notice to the Holder, notifying the Holder of the expected Conversion Date, the Conversion Price, and the number of Conversion Shares. Any disputes with respect to the Conversion Price shall be resolved pursuant to Section 3(d)(iii).

                  (e) Issuance of Shares. With respect to conversions under
Section 4(b) or 4(c), the number of shares of Common Stock issuable upon such conversion shall be determined in accordance with Section 3(b). Upon receipt of written notice from the Company of conversion of this Note, the Holder shall surrender this Note to the Company and the Company shall issue the Conversion Shares to the Holder or its designees, provided that the Company shall not issue any fractional Conversion Shares. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the unconverted amount of the Note, such payment to be in the form of a Company check payable to the Holder. The Company shall deliver to the Holder or its designees a certificate or certificates representing such Conversion Shares as of the date of conversion upon surrender of this Note by the Holder. Such conversion shall be deemed to have been made on the conversion date designated by the Company, and the person or persons entitled to the Conversion Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. In the event this Note is converted for less than the full principal amount of the Note under Section 4(c), the Company shall issue a new note substantially in the form of this Note for any remaining principal amount.

                  5.       Acceleration Provisions.

                           (a) Acceleration Upon Major Transaction. Promptly
after a Major Transaction and provided that the consideration per share of Common Stock in any such Major Transaction is not less than $1.50 per share (subject to adjustment for the events set forth in Section 3(c)(i) & (ii) hereof), the Company shall be required to prepay the Outstanding Principal Amount of the Note in an amount equal to 105% of the Outstanding Principal Amount being prepaid, plus accrued and unpaid interest to the date of such prepayment ("Major Transaction Acceleration Price"). The provisions of this
Section 5(a) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time to time before the consummation of a Major Transaction.

                           (b) Acceleration Option Upon Triggering Event. In
addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 3), after a Triggering Event, the Holder shall have the right, at the Holder's option, to declare all or a portion of the Outstanding Principal Amount of the Note to be due and payable at a price equal to the product of (i) the aggregate number of shares of Common Stock for which the amount of the Note being converted would be converted into as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open multiplied by (ii) the Average Market Price of the Common Stock on such date ("Triggering Event Acceleration Price" and, collectively with "Major Transaction Acceleration Price," the "Acceleration Price"). The provisions of this Section 5(b) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time before the Holder receives the Triggering Event Acceleration Price.

                           (c) "Major Transaction". A "Major Transaction" shall
be deemed to have occurred at such time as any of the following events:

                           (i) the consolidation or merger of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or pursuant to a merger after which the holders of the Company's outstanding capital stock immediately prior to the merger own a number of shares of the resulting company's outstanding capital stock sufficient to elect a majority of the resulting company's board of directors) ;

                           (ii) the sale, transfer, lease, disposal or abandonment of (whether in one transaction or in a series of transactions) substantially all of the Company's assets (other than a sale or transfer to an entity controlling, controlled by or under common control with the Company); or

                           (iii) a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock is made and accepted by the holders thereof.

                           (d) "Triggering Event". A "Triggering Event" shall be
deemed to have occurred at such time as any of the following events:

                           (i) notice from the Company that Common Stock issued or issuable upon conversion of the Note (the "Conversion Shares") or the Warrants (the "Warrant Shares") cannot be sold under the Registration Statement covering such Common Stock (the "Suspension Period"), for any period of 45 consecutive days that is (A) after the date the Registration Statement has been declared effective by the SEC and (B) prior to the time that the Conversion Shares may be sold without limitation in accordance with Rule 144(k) under the 1933 Act; provided that any demand for acceleration under this Section 5(d)(i) must be made by the Holder within 10 days after receipt of notice from the Company of the termination of the Suspension Period; and, provided further that if the aggregate number of days in all Suspension Periods (the "Suspension Days") is equal to or greater than forty-five (45) days, then the Maturity Date shall be extended by the number of Suspension Days;

                           (ii) the failure of the Common Stock, or Conversion Shares, or Warrant Shares to be listed on the AMEX, The New York Stock Exchange or the Nasdaq National Market System for a period of 15 consecutive days; provided, however, that any demand for acceleration under this Section 5(d)(ii) must be made by the Holder within 30 days after receipt of the Notice of Triggering Event (as defined in Section 5(f)); or

                           (iii) the Company's notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of the Notes or exercise of the Warrants into shares of Common Stock, including due to any of the reasons set forth in Section 6(a) below, except in any case in which the basis for such intention by the Company is a bona fide dispute as to the right of the Holder to such conversion.

                           (e) Mechanics of Acceleration Upon Major Transaction.
No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the Holder.

                           (f) Mechanics of Acceleration at Option of Holder
Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to the Holder. At any time after receipt of a Notice of Triggering Event, but only for as long as the facts giving rise to the Triggering Event continue to exist, the Holder may require the Company to prepay the Note by delivering written notice thereof via facsimile and overnight courier ("Notice of Acceleration at Option of Holder Upon Triggering Event") to the Company, which Notice of Acceleration at Option of Holder Upon Triggering Event shall indicate the applicable Acceleration Price, as calculated pursuant to Section 5(b) above.

                           (g) Payment of Acceleration Price. Promptly after the
occurrence of a Major Transaction or upon the Company's receipt of a Notice of Acceleration at Option of Holder Upon Triggering Event from the Holder, the Company shall immediately notify the Holder by facsimile of the mechanics of the delivery of the Holder's Note and the Holder shall thereafter promptly send the Note to the Company or its Transfer Agent. The Company shall deliver the applicable Acceleration Price to the Holder within thirty (30) days after the Company's delivery of a Notice of Major Transaction or the Company's receipt of the applicable notice to affect an acceleration; provided that the Holder's Note shall have been so delivered to the Company or its Transfer Agent. In the event of a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above. Payments provided for in this Section 5 shall have priority to payments to other stockholders in connection with a Major Transaction.

                  6.       Inability to Fully Convert Note.

                           (a) Holder's Option if Company Cannot Fully Convert.
If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, including without limitation the AMEX, from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above and, with respect to the unconverted portion of the Note, the Holder, solely at its option, can elect to (unless the Company issues and delivers the Conversion Shares underlying the unconverted portion of the Note prior to the Holder's election hereunder, in which case the Holder shall only be entitled to receive Buy In Actual Damages under Section 3(d)(v)):

                           (i) require the Company to pay the Holder for the portion of Outstanding Principal Amount of the Note plus accrued interest thereon for which the Company is unable to issue Common Stock in accordance with the Holder's Conversion Notice ("Mandatory Payment") in an amount (the "Mandatory Payment Price") equal to the Triggering Event Acceleration Price as of such Conversion Date;

                           (ii) if the Company's inability to fully convert the
         Note is pursuant to Section 6(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above;

                           (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted portion of the Note that was to be converted pursuant to the Holder's Conversion Notice; or

                           (iv) if the Company's inability to fully convert the
         Note is pursuant to the AMEX rules and regulations described in Section 6(a)(y) above, require the Company to issue shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above at a Conversion Price equal to the Average Market Price of the Common Stock for the five (5) consecutive trading days preceding the Holder's Notice in Response to Inability to Convert.

                           (b) Mechanics of Fulfilling Holder's Election. The
Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 6(a) above, a notice of the Company's inability to fully satisfy the Holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy the Holder's Conversion Notice, (ii) the portion of the Outstanding Principal Amount of the Note plus accrued interest thereon which cannot be converted and (iii) the applicable Mandatory Payment Price. The Holder must within five (5) Business Days after receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("Notice in Response to Inability to Convert") of its election pursuant to Section 6(a) above.

                           (c) Payment. If the Holder shall elect to have its
Note prepaid pursuant to Section 6(a)(i) above, the Company shall pay the Mandatory Payment Price in immediately available funds to the Holder within thirty (30) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Payment Price to the Holder on a timely basis as described in this Section 6(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Acceleration Price), in addition to any remedy the Holder may have under this Note, such unpaid amount shall bear interest at the Default Rate until paid in full. Until the full Mandatory Payment Price is paid in full to the Holder, the Holder may void the request for the Mandatory Payment with respect to the portion of the Note for which the full Mandatory Payment Price has not been paid and in no event shall such voidance be deemed forgiveness of any amounts due under this Note. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Payment Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above.

                           (d) Pro-rata Conversion and Acceleration. In the
event the Company receives a Conversion Notice from more than one Holder on the same day and the Company can convert and redeem some, but not all, of the Notes pursuant to this Section 6, the Company shall convert and purchase from each Holder electing to have such Note converted and purchased at such time an amount equal to such Holder's pro-rata amount (based on the Outstanding Principal Amount of the Note held by such Holder relative to aggregate Outstanding Principal Amount of Notes outstanding) of all Notes being converted and redeemed.

                  7.       Representations and Warranties.

                  (a) The Company represents and warrants as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by the Company of this Note and each other instrument, agreement and document executed and delivered by the Company to the Holder whether now existing or hereinafter executed and delivered in connection with this Note (together with the Exchange Agreement, the other Notes, the Warrants, the Registration Rights Agreement and the other agreements, instruments and other documents heretofore or hereafter furnished in connection therewith are hereinafter referred to individually as a "Document" and collectively as the "Documents") are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Company's charter or by-laws or (B) any law or any contractual restriction binding on or affecting the Company; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third Person is required for the due execution, delivery and performance by the Company of any Document; (iv) each Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (v) the Company has all requisite corporate power and authority to conduct its business as now conducted and to consummate the transactions contemplated by the Documents; (vi) the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vii) the Company's most recent 10-K or 10-Q, whichever contains the Company's most recent financial statements, fairly represents the financial condition of the Company and the results of operations of the Company for the period ended on the date thereof, all in accordance with generally accepted accounting principles consistently applied, and since the date thereof there has been no material adverse change in the operations, business, property, assets or condition of the Company; (viii) there is no pending or threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to the Documents or any transactions contemplated in connection therewith or which may materially adversely affect the financial condition or operations of the Company; (ix) no fact is known to the Company which is reasonably likely to have a material adverse effect on the business, operations, condition, financial or otherwise, performance or prospects of the Company and has not been disclosed in the Company's 10-K or 10-Q, whichever has been filed more recently by the Company with the Securities and Exchange Commission; and (x) after giving effect to the transactions contemplated by this Note and the other Documents, the Company is, individually and with its Subsidiaries on a consolidated basis, Solvent.

                  (b) Except as otherwise disclosed in any filing with the Securities and Exchange Commission available on EDGAR or as otherwise disclosed in that certain Securities Purchase Agreement dated as of November 14, 2000 between the Company, BayStar Capital, L.P., and BayStar International, Ltd., each of the representations and warranties made by the Company in the Exchange Agreement as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions, is true and correct on the date hereof as if made on the date hereof (except for those representations and warranties that speak as of a specific date), which representations and warranties (together with all related definitions and ancillary provisions) are hereby incorporated by reference as if set forth herein in their entirety, provided, that: (A) references to "this Agreement", "herein", "hereunder", and words of similar import shall mean and be a reference to this Note; (B) references to an "Exhibit" and "Schedule" shall mean and be a reference to the applicable Exhibit and Schedule to the Exchange Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Exchange Agreement remains in effect); and (C) references to Sections in such representations and warranties shall be references to Sections of the Exchange

Agreement, provided that to the extent such referenced Sections are themselves incorporated in this Note by reference, references herein to such Sections shall be to such Sections as they are incorporated.

                  8. Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the Holder shall otherwise consent in writing:

                           (a) Furnish to the Holder: (i) as soon as possible
and in any event within five days after the occurrence of a Default or any event that, with the giving of notice or the lapse of time or both, would constitute a Default, the written statement of the chief financial officer of the Company, setting forth the details of such Default or event and the action that the Company proposes to take with respect thereto and (ii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Holder from time to time may reasonably request.

                           (b) Comply, and cause each of its Subsidiaries to
comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and for which adequate reserves (as determined in accordance with generally accepted accounting principles consistently applied) have been set aside.

                           (c) Maintain and preserve its existence, rights and
privileges, and obtain, maintain and preserve all permits, licenses, authorizations and approvals that are necessary in the proper conduct of its business.

                           (d) Keep adequate and proper records and books of
account, in which complete and correct entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company.

                           (e) Comply with each of the affirmative and negative
covenants contained in the Exchange Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Exchange Agreement remains in effect) which covenants are hereby incorporated by reference as if set forth herein in their entirety provided that any reference changes provided for in Section 8 hereof shall also be applicable to this Section 8(e).

                           (f) Not incur any indebtedness except Senior Debt,
Subordinated Debt and other indebtedness in the ordinary course of business not to exceed $2 million at any time outstanding.

                  9. Reservation of Shares. The Company shall, so long as any principal or interest is due hereunder, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Note is at any time convertible.

                  10. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Note set forth herein or the Holder.

                  11. Limitation on Number of Conversion Shares. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to convert this Note such that upon giving effect to such conversion, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such conversion; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  12. Obligations Absolute. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3, and to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

                  13. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  14. Replacement Note. In the event that the Holder notifies the Company that its Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original
Note) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note, but in no event shall the aggregate amount of such indemnification exceed the Outstanding Principal Amount of the Note.

                  15. Payment of Expenses. The Company agrees to pay on demand
(i) one-half of all reasonable costs and expenses (including, without limitation, fees and expenses of counsel to the Holder) incurred by the Holder in connection with any waiver or amendment of any provision of this Note and the other Documents and (ii) all costs and expenses (including, without limitation, fees and expenses of counsel to the Holder) incurred by the Holder in connection with any Default under this Note and the enforcement of the Holder's rights and/or the collection of all amounts due under this Note, the Registration Rights Agreement or the Exchange Agreement. The Company hereby agrees to indemnify and hold harmless the Holder and its members, partners, agents, employees, affiliates and advisors from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, all fees and other client charges of counsel to the Holder) which may be incurred by or asserted against the Holder or any such member, partner, agent, employee, affiliate or advisor in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any other Document or any transaction contemplated hereby or thereby. The obligations of the Company under this paragraph shall survive the payment in full of this Note.

                  16. Restriction on Cash Dividends With Respect to Common Stock. Until the Note has been converted or redeemed in its entirety as provided herein, the Company shall not, directly or indirectly, declare or pay any cash dividend on its Common Stock without the prior express written consent of the Holder.

                  17.      Assignment and Transfer of Note.

                           (a) This Note may not be sold, assigned, or in any
manner transferred or disposed of, in whole or in part, except in compliance with the terms and conditions hereof.

                           (b) This Note shall be registered in a register (the
"Note Register") as it is issued and transferred, which Note Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by the Company's Transfer Agent. The Company shall be entitled to treat the registered holder of the Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Note is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Note for all purposes. All of the rights provided to the Holder under this Note, if properly assigned, may be exercised by a new holder without a new note first having been issued.

                           (c) Subject to the restrictions on transfer contained
herein, if applicable, this Note and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Note with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company.

                  18.      Subordination.

                           (a) Agreement to Subordinate. The Subordinated Debt
is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Debt.

                           (b) Restrictions on Payment of the Subordinated Debt.
All Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment shall be made to the Holder in respect of the Subordinated Debt; provided, however, that the Holder may receive, and the Company may pay, principal of and interest on the Subordinated Debt evidenced by the Note in the stated amounts and on the stated dates of payment hereof or, with respect to interest payments, Common Stock issued pursuant to the provisions of Section 2(a)(ii) hereof, unless (i) a default in connection with the Senior Debt (a "Senior Debt Default") arising out of the failure by the Company to make a payment on account of principal of or interest on Senior Debt has occurred and is continuing and (ii) the Company and the Holder have received written notice of such occurrence (a "Blockage Notice") from one or more holders of the Senior Debt in the aggregate principal amount of at least 50% of the Senior Debt outstanding; provided, further, however, that the Company may resume making payments on account of Subordinated Debt if at the time of any such payment 90 days shall have elapsed since the occurrence of such Senior Debt Default, or on such earlier date, if any, on which the Senior Debt has been paid in full in cash, in other property or securities or such Senior Debt Default is cured or is waived in writing by the applicable holders of the Senior Debt or such Blockage Notice has been withdrawn or rescinded by the holders of the Senior Debt. Not more than one Blockage Notice may be provided with respect to the Subordinated Debt during any period of 365 consecutive days.

                           (c) Senior Indebtedness Unconditional.

                                    (i) All rights and interests of the holders
         of the Senior Debt hereunder, and all agreements and obligations of the Company hereunder, shall remain in full force and effect irrespective of: (A) any lack of validity or enforceability of any Senior Loan Document or any other agreement or instrument relating thereto, (B) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Senior Loan Document,
         (C) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (D) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Senior Debt or the Company in respect of this Note.

                                    (ii) This Section of this Note shall
         continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by a holder of Senior Debt upon the commencement of a Proceeding or otherwise, all as though such payment had not been made.

                           (d) Waivers. Except as otherwise expressly provided
herein, each of the Holder and the Company hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Debt by the Company, (iii) notice of any actions taken by the holder of any Senior Debt or the Company or any other person under any Senior Loan Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Debt or of the obligations of the Holder and the Company hereunder, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving the Holder or the Company of its obligations hereunder and (v) any requirement that any holder of Senior Debt protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against the Company or any other person or any collateral.

                           (e) Subrogation. No payment or distribution to a
holder of Senior Debt pursuant to the provisions of this Note shall entitle the Holder to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full. After the Senior Debt shall have been paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing in respect of the Subordinated Debt shall be paid in full, and for the purpose of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holder by virtue of this Section 19 of this Note which otherwise would have been made to the Holder shall, as among the Company, its creditors (other than the holders of its Senior Debt) and the Holder, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the Holder, on the other hand.

                           (f)      Subordination.

                                    (i) Except to the extent that the Holder has
authorized the Company, and the Company has bound itself, not to make any payment on the Subordinated Debt other than in accordance with this Note, as set forth in the Company's undertaking appearing in this Note, nothing contained herein shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3 and to pay the principal amount of and interest on the Subordinated Debt in accordance with the terms hereof, or affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Note of the holders of the Senior Debt. In no event shall any term, covenant, condition or restriction in this
Section 20 of this Note affect in any way any right, power or privilege of the Holder in respect of principal of or interest on the Note, or any related obligation.

                                    (ii) The Holder shall not at any time be
charged with knowledge of the existence of any facts which would prohibit the making of any payment to it or the taking of any other action under this Note, unless and until the Holder and the Company shall have received a notice thereof from the applicable holders of the Senior Debt and, prior to the receipt of any such notice, the Holder shall be entitled to assume that no such facts exist.

                  19. Intentionally Omitted.

                  20. Events of Default. If any of the following shall occur (each a "Default"):

                  (a) the Company shall fail to pay any principal of or interest on this Note when due (whether by scheduled maturity, acceleration, demand or otherwise); or (b) any representation or warranty made by the Company in this Note, in any other Document heretofore or hereafter furnished by or on behalf of the Company (including, without limitation, the Exchange Agreement) or in any document or certificate in connection with the execution and delivery of this Note shall have been incorrect in any material respect when made; or (c) the Company shall fail to perform or observe any term, covenant or agreement contained in any Document (including, without limitation, the failure to honor any Conversion Notice or an Election to Purchase Shares (as defined in the Warrants)) to be performed or observed by the Company, or (d) the Company shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidenced by this Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such

Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (e) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage shall be rendered against the Company, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (f) the Company shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or the Company shall take any action to authorize or effect any of the actions set forth above in this clause (f); or (g) any provision of this Note or any other Document (including, without limitation, the Exchange Agreement) shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any liability or obligation hereunder or thereunder; or (h) a material adverse change in the condition or operations, financial or otherwise, of the Company, as determined by the Holder in its sole discretion, shall occur and written notice thereof shall have been given to the Company by the Holder; or (i) a Senior Debt Default shall have occurred and be continuing; or (j) prior to January __, 2002, Stanley B. Kinsey shall no longer be employed and serving as chief executive officer of the Company (other than in the case of death or "disability" as defined in the employment agreement between the Company and Mr. Kinsey in effect on the date hereof) and the Company has failed to hire a replacement chief executive officer reasonably satisfactory to a majority of the Holders within three months of Mr. Kinsey's termination date;

then the Holder may (i) declare the Outstanding Principal Amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the Outstanding Principal Amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and all such amounts, if unpaid, shall bear interest at the Default Rate, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Documents. In such event, this Note shall be prepaid at a prepayment price equal to 125% of the Outstanding Principal Amount of the Note plus accrued but unpaid interest thereon.

                  21. Taxes, etc. All payments made by the Company hereunder will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Holder (such non-excluded taxes are hereinafter collectively referred to as the "Taxes"). If the Company shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Holder pursuant to this sentence) the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send the Holder an official receipt showing payment. In addition, the Company agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Note or any other Document (hereinafter referred to as "Other Taxes"). The Company will indemnify the Holder for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to the Holder under this paragraph) paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by the Holder therefor.

                  22.      Miscellaneous.

                  (a) The Company agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to the Company at the address of the Company set forth next to its signature, or at such other address as may hereafter be specified by the Company to the Holder in writing. All notices and communications shall be effective (i) if mailed, when received,
(ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

                  (b) Except as otherwise provided herein, no failure on the part of the Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Holder. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) The Company hereby (i) irrevocably submits to the jurisdiction of any Delaware State or Federal court in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and
(iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court. The Company would (by its acceptance hereof) waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

                  (e) This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              NTN COMMUNICATIONS, INC.


                                              By:
                                                   -----------------------------
                                                   KENDRA BERGER
                                                   Senior Vice President
                                                   Finance and Administration

                                              Address:
                                              5966 La Place Court
                                              Carlsbad, CA  92008
                                              Attention:  CFO

                                              Telephone: (760) 438-7400
                                              Telecopier: (760) 930-1187

                                   SCHEDULE I
                              PAYMENTS OF PRINCIPAL


                   Principal                             Principal                         Notation
                Paid or Prepaid                           Balance                          Made By
                ---------------                          ---------                         --------


                                    EXHIBIT A

                            NTN COMMUNICATIONS, INC.
                                CONVERSION NOTICE


Reference is made to the 4% convertible senior subordinated note due February 1, 2003 (the "NOTE"), made by NTN Communications, Inc., a Delaware corporation (the "COMPANY"), to the order of Holder. In accordance with and pursuant to the Note, the undersigned Holder hereby elects to convert the amount under this Note indicated below into shares of Common Stock, $.005 par value per share of the Company (the "COMMON STOCK"), by tendering the Note as of the date specified below.

   Date of Conversion:                                   _______________________

   Outstanding Principal Amount of Note to be converted: _______________________

Please confirm the following information:

   Conversion Price:                                     _______________________

   Number of shares of Common Stock to be issued:        _______________________


Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which Note is being converted in the following name and to the following address:

     Issue to:                                           _______________________

                                                         _______________________

                                                         _______________________

     Facsimile Number:                                   _______________________

     Authorization:                                      _______________________

                                                         By:____________________

                                                         Title:_________________

     Dated:                                              _______________________

                                    Exhibit B


                               FORM OF ASSIGNMENT

                [To be executed only upon assignment of the Note]

For value received, the undersigned registered Holder of the within Note hereby sells, assigns and transfers unto the right represented by such Note, and appoints _____________ Attorney to make such transfer on the Note Register of NTN Communications, Inc., maintained for such purpose, with full power of substitution in the premises.

Dated: _______________________

                                    (Signature must conform in all respects to the name of holder as specified on the face of the Note)


                                    ____________________________________________
                                              (Street Address)





                                    ____________________________________________
                                             (City) (State) Zip Code)

Signed in the presence of:

                                    EXHIBIT B

                                 FIRST AMENDMENT
                         TO THE STOCK PURCHASE AGREEMENT

                  THIS FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (this "AMENDMENT") is dated as of January 26, 2001 and entered into by and among NTN Communications, Inc., a Delaware corporation (the "Company"), and the buyers listed on the signature pages hereof (the "BUYERS") and is made with reference to that certain Stock Purchase Agreement, dated as of November 14, 2000 (the "PURCHASE AGREEMENT"), by and among Company and Buyers. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Purchase Agreement.
                                    RECITALS

                  WHEREAS, the Company and the Buyers are concurrently entering a Restructure Agreement as of even date hereof, which requires the Company and the Buyers to enter into this Amendment; and
                  WHEREAS, the Company and the Buyers desire to amend the Purchase Agreement to delete the covenant regarding delivery of Additional Shares.
                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
AMENDMENT TO THE PURCHASE AGREEMENT

1. Section 4 of the Purchase Agreement is hereby amended by deleting subsection
(o) contained therein in its entirety.

MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE PURCHASE AGREEMENT AND THE OTHER DOCUMENTS.

                  (i) Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed.

                  (ii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Buyer under, the Purchase Agreement.

                  B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT

                  REGARD TO INCONSISTENT CONFLICTS OF LAWS PRINCIPLES.

                  D. EFFECTIVENESS. This Amendment shall become effective upon the execution of counterparts hereof by the Company and the Buyers and receipt by the Company and the Buyers of written or telephonic notification of such execution and authorization of delivery thereof.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    BORROWERS:

                                    NTN COMMUNICATIONS, INC.


                                    By: ________________________________
                                         Name:
                                         Title:


                                    BUYERS:

                                    BAYSTAR CAPITAL, L.P.

                                    By:  BayStar Capital Management LLC, its
                                         General Partner

                                       By: ________________________________
                                           Name:
                                           Title:

                                    BAYSTAR INTERNATIONAL LTD.

                                    By:  BayStar International Management LLC,
                                         its Investment Manager

                                       By: ________________________________
                                       Name:
                                       Title:

                                    EXHIBIT C


THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                            NTN COMMUNICATIONS, INC.

                              AMENDED AND RESTATED
                          COMMON STOCK PURCHASE WARRANT

No. W-                                                          January __, 2001


                                                   Warrant to Purchase _________
                                                          Shares of Common Stock


                  NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that _________, or registered assigns (the "Holder"), is entitled to purchase from the Company _________ (the "Warrant Shares") duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.005 per share, of the Company (the "Common Stock"), at a purchase price per share equal to the Purchase Price (as defined below), at any time or from time to time on and after the date hereof and prior to 5:00 P.M., New York City time, on November 14, 2003 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Securities Purchase Agreement, dated as of November 14, 2000, by and among the Company and the Buyers signatory thereto (the "Purchase Agreement") and subsequently amended and restated pursuant to the Restructure Agreement, dated as of January __, 2001, by and among the Company and the Buyers signatory thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Purchase Agreement.

                  1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

                  "Additional Shares of Common Stock" shall mean, all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon exercise of the Warrants, (ii) such number of additional shares of Common Stock as may become issuable by exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrants, (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares of Common Stock issued pursuant to warrants issued and outstanding on November 14, 2000 and listed on Schedule 3(c) to the Purchase Agreement.

                  "Anniversary Date" shall mean November 14 of each calendar year.

                  "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company or a committee of the Board of Directors, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of November 14, 2000 pursuant to any currently existing Approved Stock Plan.

                  "Average Closing Bid Price" shall mean the average of the Closing Bid Prices of the Common Stock for the twenty (20) days immediately preceding the applicable date.

                  "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the applicable date.

                  "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "Buy in Actual Damages" shall have the meaning assigned to it in Section 2.6 of this Agreement.

                  "Closing Bid Price" shall mean for any security as of any date, the closing bid price of such security on the principal securities exchange or trade market where such security is listed or traded as reported by Bloomberg, L.P. ("Bloomberg"), or if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date, as set forth above, the Closing Bid Price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by the Company and the Holder, with the fees and expenses of such determination borne solely by the Company.

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

                  "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  "Current Market Price" shall mean, on any date specified herein, the average of the daily Closing Bid Prices for the Common Stock during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Board of Directors of the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

                  "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Purchase Price" shall mean $1.64125 provided, however, that such amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

                  "Registration Rights Agreement" shall mean the Registration Agreement dated as of November 14, 2000, substantially in the form of Exhibit C to the Purchase Agreement.

                  "Rights" shall have the meaning assigned to it in Section
3.10.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

                  2.       EXERCISE OF WARRANT.

                  2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time on and after the date hereof and prior to the Expiration Date, by surrendering to the Company at its principal office (or such other office or agency of the Company as the Company may designate in a written notice to the Holder) this Warrant, together with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price as described below for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the account of the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case upon delivery of such notice such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation, certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                  2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in
Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. Subject to Section 2.5 (a) as soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject the Purchase Agreement, as the Holder may direct,

                  (i) a certificate or certificates, or, if then permissible under the Securities Act, at a Holder's request to electronically issue such shares (e.g., through DWAC or DTC), an electronic issuance for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a certified check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, provided, however, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock for which such certificate(s) represents shall be rounded up to the nearest whole number, and

                  (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                  2.4. Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

                  2.5. Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations of calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determination and calculation shall be borne by the Company.

                  2.6. Failure to Deliver Common Stock If, at any time, the Holder of this Warrant submits this Warrant, an Election to Purchase Shares and payment to the Company of the Purchase Price for each of the shares of Common Stock specified in the Election to Purchase Shares in accordance with Section
2.1 above, and the Company, for any reason, fails to deliver, on or prior to the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2, the number of shares of Common Stock for which the Holder is entitled upon such exercise, the Company shall pay damages to the Holder equal to the greater of (a) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (b) if the Company fails to deliver such certificates within five days after the last possible date on which the Company could have issued such Common Stock to the Holder without violating this Section 2, on each date such exercise is not timely effected in an amount equal to 1% of the product of (i) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2.

                  3.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

                  3.1.     Adjustment of Number of Shares.

                           Upon each adjustment of the Purchase Price as a
result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  3.2.     Adjustment of Purchase Price.

                  3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10), without consideration or for a consideration per share less than the Average Market Price as in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                  (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the gross consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                  3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                  (y) the denominator of which shall be such Current Market
         Price.

                  3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable) then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless
(i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Average Market Price as in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that

                  (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration or termination (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                  3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  3.5. Computation of Consideration. For the purposes of this
Section 3,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at
                  the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property (including
                  securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                           (iii) in case Additional Shares of Common Stock are
                  issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of 'Fair Value' herein;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  3.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

                  3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the

Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                  3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

                  4.       CONSOLIDATION, MERGER, ETC.

                  4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

                  4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Purchase Agreement and the Registration Rights Agreement and
(c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

                  5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

                  6. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

                  8.       NOTICES OF CORPORATE ACTION.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event.

                  9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange or trade market, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange or trade market, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange or trade market, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange or trade market by the Company.

                  10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 125% of the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding and otherwise in accordance with the terms of the Purchase Agreement. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

                  11.      REGISTRATION AND TRANSFER OF WARRANTS, ETC.

                  11.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  11.2. Transfer of Warrants. This Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company together with an opinion of counsel, in generally acceptable form, to the effect that such Warrant may be transferred pursuant to an exemption from registration under the Securities Act of 1933 (or such other office or agency of the Company as it may in writing designate to the Holder). Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

                  11.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  11.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                  11.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                  12. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  13. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  14. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           NTN Communications, Inc.
                           The Campus
                           5966 LaPlace Court
                           Carlsbad, California  92008
                           Telephone:  (760) 438-7400
                           Facsimile:   (760) 930-1187
                           Attn:  Stanley B. Kinsey

                  If to a Holder, to its address and facsimile number on the register maintained by the Company. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  15. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

                  16. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                  17. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                  18. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court in the District of Delaware or any state court located in New Castle County, State of Delaware, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

                  19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                  20. LIMITATION ON EXERCISE. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to exercise this Warrant, nor will the Company recognize such exercise, such that upon giving effect to such exercise, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such exercise; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 20, the Company shall not be held liable under the penalty provisions of Section 2.6 as long as the Company acts in good faith in its non-recognition of such exercise.



                                          NTN COMMUNICATIONS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $.005 per share ("Common Stock"), of NTN COMMUNICATIONS, INC. (the "Company") and hereby [makes payment of $________ in consideration therefor] [or] [makes payment in consideration therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ______ shares] [or] [makes payment in consideration therefor by delivery of the following Common Stock Certificates of the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:



ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:                                            [NAME OF HOLDER]
      ----------------------
                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

         __________________, as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.


                                                  NTN COMMUNICATIONS, INC.


                                                  By: _______________________
                                                      Name:
                                                      Title:

                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant





                              [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.005 per share ("Common Stock") of NTN COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                   Address                      No. of Shares
----------------                   -------                      -------------







and does hereby irrevocably constitute and appoint ________ as Attorney to make such transfer on the books of NTN COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: ____________________                       [NAME OF HOLDER]



                                         By____________________________________

                                            Name:
                                            Title:

                                    EXHIBIT D

         Each Noteholder and Investor represents and warrants with respect to only itself that:

                  (i) Investment Purpose. Such person (i) is purchasing and/or acquiring the securities and (ii) upon exercise or conversion of any securities, will acquire any shares of Common Stock underlying such security then issuable for its own account, for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933 (the "1933 ACT"); provided, however, that by making the representations herein, such person does not agree to hold any securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (ii) Accredited Investor Status. Such person is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  (iii) Reliance on Exemptions. Such person understands that the securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such person's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such person set forth herein in order to determine the availability of such exemptions and the eligibility of such person to acquire the securities.

                  (iv) Information. Such person and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities which have been specifically requested by such person. Such person and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

                  (v) No Governmental Review. Such person understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

                  (vi) Transfer or Resale. Such person understands that except as provided in separate registration rights agreements between the Company and such person: (i) the securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such person shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule

144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder; and
(iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (vii) Legends. Such person understands that the certificates or other instruments representing the securities shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                           The legend set forth above shall be removed and the
Company shall issue a certificate without such legend to the holder of any securities upon which it is stamped, if (1) any such securities are sold or transferred pursuant to an effective registration statement under the 1933 Act,
(2) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such securities may be made without registration under the 1933 Act, or (3) any of the securities can be sold pursuant to Rule 144(k) under the 1933 Act (or any successor rule thereto).


                                      D-2